CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

February 10, 2006

Date of Report

(Date of Earliest Event Reported)

Edgewater Foods International, Inc.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5552 WEST ISLAND HWY

QUALICUM BEACH, BRITISH COLUMBIA, CANADA. V9K 2C8

(Address of principal executive offices (zip code))

(250) 757-9811

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 5 – Corporate Governance and Management

Item 5.02: Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 5.03: Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 31, 2006, our board of directors unanimously agreed, via written consent that pursuant to Article III, Section 1 of our Amended and Restated Bylaws, the number of persons comprising the board of directors be increased from seven to eight.  Currently, we have six directors and Article III, Section 1 states that the number of directors shall not be less than one or more than nine. We also have one vacancy as a result of Montgomery Simus’ resignation on September 20, 2005 as disclosed in a Current Report on Form 8-K that we filed on September 22, 2005.

The board also agreed that the vacancies shall be filled by Victor Bolton and Darrell Horton.  Mr. Bolton and Mr. Horton will become board members as of February 10, 2006.  Pursuant to Article III, Mr. Bolton and Mr. Horton shall serve until the next election of one or more directors by the shareholders or until such time as their successors are duly elected.

Mr. Horton has been a businessman successfully involved in numerous construction and development projects for the past 35 years. He is the President, Manager and a Partner of Abbotsford Development Corporation and is currently managing a development project in Abbotsford, British Columbia called Eagle Mountain.  Eagle Mountain is an upscale, master planned community of single family homes, town homes and commercial properties covering approximately 60 acres that is expected to be valued, upon completion, in excess of 200 million dollars. Prior to Eagle Mountain, Mr. Horton managed, owned and marketed numerous other residential and commercial projects including the construction of a 30 million dollar multi-function residential Intermediate Care Facility in LaJolla California. For 15 years Mr. Horton was a partner in a general contracting company that did various contracts with an average volume of about 25 million per year.   In the 1970’s, Mr. Horton was the Vice president of Community Builders, the largest single family developer in British Columbia.   Mr. Horton is also the director of several other building and development companies in British Columbia.

Mr. Bolton founded a Mechanical contracting firm after graduating from college and evolved that firm into all aspects of the construction industry including building and raw land developing as well as extensive property management.  Retiring from this business in 2000, Mr. Bolton now focuses time and energy towards the food manufacturing field.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Edgewater Foods International, Inc.

By: /s/ Robert Saunders Robert Saunders, CEO